Exhibit 10.68

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT entered into as of January 1, 2009 (the “Effective Date”), between Edward Terino (the “Consultant”) and General Maritime Corporation, a Marshall Islands corporation formerly known as Galileo Holding Corporation (the “Company”).

WHEREAS, the Company desires to retain the Consultant to provide certain services and to compensate the Consultant for his performance of these services;

NOW THEREFORE, in order to effect the foregoing, the Company and the Consultant wish to enter into a consulting agreement upon the terms and subject to the conditions set forth below.  Accordingly, in consideration of the premises and the respective covenants and agreements of the parties set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Engagement; Term.            The Company hereby engages the Consultant, and the Consultant hereby accepts such engagement and agrees to serve as a consultant to the Company, upon the terms and conditions hereinafter set forth, for a term commencing on the Effective Date and expiring three months following the Effective Date (the “Term”), subject to Section 6 hereof.

2.             Services to Be Provided.  The Consultant will provide consulting services to the Company on an as-needed basis consisting of assisting the General Maritime Group (as defined below) in the integration of Arlington Tankers Ltd. and its subsidiaries (collectively, “Arlington”) into the operations of the General Maritime Group and such other services as the Company may reasonably request.  As used in this Agreement, the term “General Maritime Group” means and includes the Company and each of its subsidiaries and controlled affiliates and joint ventures from time to time.  Such services will be performed at reasonably convenient and mutually acceptable times, with consideration for the Consultant’s other business and personal obligations.  In order to provide such services, the Consultant will continue to use equipment previously provided by the Company to complete such services. The Consultant shall be permitted to engage in other business activities, provided that such activities do not otherwise violate the terms of this Agreement or materially impair his ability to perform his duties hereunder.

3.             Fees Payable to the Consultant.  In consideration of the Consultant’s services hereunder, the Company shall pay the Consultant a consulting fee in the amount of $25,000 per month of the Term (the “Consulting Fees”).  The Consulting Fees will be paid monthly in arrears.  In addition, the Company shall reimburse the Consultant for reasonable out-of-pocket expenses related to the services to be provided for (i) travel to the Westport, Connecticut and New York City offices of the General Maritime Group, (ii) other travel approved in advance by the Company in writing, or (iii) other items approved by the Company in writing.

4.             Consultant’s Independent Contractor Status.

(a)          In performing the consulting services hereunder, the Consultant shall be an independent contractor.  Nothing contained herein shall be construed to constitute the parties hereto as partners or joint venturers, or either as an agent of the other.  The Consultant shall not be considered as having an employee status during his consulting engagement and shall not be entitled to participate in any employee plans, arrangements or distributions by the Company during such period.  The Consultant shall not provide any services under the Company’s name or act as an agent of the Company and shall not hold himself out as an employee of the Company.  Under no circumstances shall the Consultant (i) enter into any agreements on behalf of the Company, (ii) incur any obligations on behalf of the Company, (iii) act for or to bind the Company in any way, (iv) sign the name of the Company, (v) represent that the Company is in any way responsible for the acts or omissions of the Consultant or (vi) refer to the Company as a customer in any manner or format.

(b)         Except as otherwise required by law, the Company shall not withhold any sums from the Consulting Fees for Social Security or other federal, state or local tax liabilities or contributions, and all such withholdings, liabilities, and contributions shall be solely the Consultant’s responsibility.

(c)          As an independent contractor during his consulting engagement, the Consultant shall be solely responsible for determining the means and methods by which he shall perform the services described herein.  All of the Consultant’s activities during his consulting engagement will be at his own risk, and he shall have sole responsibility for arrangements to guard against physical, financial, and other risks, as appropriate.

(d)         Notwithstanding the parties’ intention and agreement that the Consultant be an independent contractor and not be an employee of the Company during his consulting engagement, the parties recognize that the applicable law and proper application thereof is not always clear.  The Consultant understands and agrees that if he should be classified as an employee under any such law, the Consultant shall remain ineligible to participate in any Company bonus, pension, profit-sharing (including 401(k)), health, life, and all other employee benefit plans, and the Consultant expressly waives any right to any such benefits.  The Consulting Fees to be paid to the Consultant under this Agreement take into account the fact that the Consultant is ineligible in all events to participate in such plans.  In addition, the Consultant acknowledges that policies and practices of the Company with respect to its employees do not apply to the Consultant, and the terms of his consulting engagement by the Company are governed solely by the express provisions of this Agreement.

5.             Confidential Information.  Consultant acknowledges and agrees that (i) in the performance of his duties hereunder, the General Maritime Group will from time to time disclose to him and entrust him with, non-public, confidential and/or proprietary information of the General Maritime Group (“Confidential Information”).  The parties hereto therefore agree that Section 9 of the Release dated as of December 31, 2008 by and between the Consultant and Arlington Tankers Ltd. (the “Release”) is incorporated herein by reference, that references to the “Company” in such Section 9 shall be deemed to refer to the General Maritime Group, and that the obligations of Consultant under such Section 9 shall apply to Confidential Information which may have been or be disclosed to him before, on, or after the date hereof.

6.             Termination.  The Company may terminate Consultant’s consulting engagement hereunder prior to the expiration of the Term at any time for (i) any act or failure to act by Consultant involving fraud, material theft or embezzlement involving the Company or any other member of the General Maritime Group; (ii) conviction of (or a plea of nolo contendere to) a crime by Consultant that constitutes a felony or other crime involving moral turpitude, in either case within the meaning of applicable law; (iii) Consultant’s breach of Section 5 hereof, or (iv) Consultant’s failure or refusal to perform the consulting services under Section 2 hereunder.

7.             Entire Agreement; Modifications.  This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements between such parties, whether written or oral, with respect to such subject matter.  This Agreement shall not supersede but shall coexist with any agreement entered into prior to the date hereof to which the Consultant and any entity that is currently a member of the General Maritime Group is a party with respect to the subject matter of Section 5 hereof, including, without limitation, the Release.  This Agreement may not be amended or revised except by a writing signed by the parties.

No waiver of any provision of this Agreement or the performance thereof shall be effective unless in writing signed by the party making such wavier or shall be deemed to be a waiver of any other provision or the performance thereof or of any future performance.

8.             Successors and Assigns.  This Agreement is a personal contract calling for the provision of unique services by the Consultant, and the Consultant’s rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Consultant.  The rights and obligations of the Company hereunder will be binding upon and run in favor of the successors and assigns of the Company.

9.             Captions.  Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Agreement.

10.          Severability.  The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. Any invalid or unenforceable provision shall not be deleted but shall be reformed and construed in a manner to enable it to be enforced to the extent compatible with applicable law.

11.          Governing Law.  This Agreement shall be construed under and governed by (both as to validity and performance) and enforced in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the principles of conflicts of law or where the parties are located at the time a dispute arises.  The Company and the Consultant consent and submit themselves to the jurisdiction of the State and Federal Courts located in the City, County, and State of New York over any dispute arising out of or related to this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

EDWARD TERINO

_/s/ Edward Terino	Date:	_December 30, 2008

GENERAL MARITIME CORPORATION

_/s/ John C. Georgiopoulos	Date:	_December 31, 2008
By:
Name: John C. Georgiopoulos
Title: Executive Vice President